UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2022

PLBY GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39312	37-1958714
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (310) 424-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLBY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 13, 2022, PLBY Group, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Drawbridge DSO Securities LLC (the “Purchaser”). Pursuant to the Purchase Agreement, the Company will issue and sell an aggregate of up to 50,000 shares of a newly created series of the Company’s preferred stock, par value $0.0001 per share, designated as “Series A Preferred Stock” (the “Series A Preferred Stock”) at a purchase price of $1,000.00 per share, resulting in total gross proceeds to the Company of up to $50.0 million. The Company has agreed to pay to the Purchaser a fee of 2.0% of the aggregate purchase price of the Series A Preferred Stock purchased by the Purchaser, and a fee of 1.0% of the aggregate purchase price of the 50,000 shares of Series A Preferred Stock. The Company expects to use the proceeds from the sale of the Series A Preferred Stock to repurchase shares of its Common Stock (as defined below) and for general corporate purposes.

The initial consummation of the sale of 25,000 shares of Series A Preferred Stock (the “Closing”) was completed on May 16, 2022. Any future consummation of the sale of additional shares of Series A Preferred Stock as contemplated by the Purchase Agreement is conditioned on customary closing conditions, including the accuracy of representations and warranties and the performance of all obligations contained in the Purchase Agreement (in each case subject to customary materiality qualifiers).

The Purchase Agreement further provides that, subject to customary exceptions, including exceptions in the case of transfers to certain permitted transferees, the Purchaser will be subject to customary transfer restrictions with respect to the Series A Preferred Stock.

The foregoing descriptions of the transactions contemplated by the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Certificate of Designation

The powers, designations, preferences and other rights of the shares of Series A Preferred Stock are set forth in the Certificate of Designation establishing the Series A Preferred Stock (the “Certificate of Designations”), filed by the Company with the Delaware Secretary of State on May 16, 2022, in connection with the Closing.

The Series A Preferred Stock will rank senior and in priority of payment to the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with respect to distributions on liquidation, winding-up and dissolution. Each share of Series A Preferred Stock will have an initial liquidation preference of $1,000 per share (the “Liquidation Preference”).

Holders of shares of Series A Preferred Stock will be entitled to cumulative dividends, which will be payable quarterly in arrears in cash or, subject to certain limitations, in shares of Common Stock or any combination thereof, or by increasing the Liquidation Preference for each outstanding share of Series A Preferred Stock to the extent not so paid. Dividends will initially accrue on each share of Series A Preferred Stock at the rate of 8.0% per annum from the date of issuance until the fifth anniversary of the date of issuance, and thereafter such rate will increase quarterly by 1.0%.

At any time, the Company will have the right, at its option, to redeem the Series A Preferred Stock, in whole or in part. The Company will also be required to redeem the Series A Preferred Stock in full on September 30, 2027, or upon certain changes of control of the Company, subject to the terms of the Certificate of Designation.

The redemption price will be equal to the initial Liquidation Preference of each share of Series A Preferred Stock to be redeemed multiplied by (i) if any applicable redemption date occurs on or prior to the first anniversary of the Closing, 120%, (ii) if any applicable redemption date occurs after the first anniversary of the closing, but prior to or on the second anniversary of the closing, 125%, (iii) if any applicable redemption date occurs after the second anniversary of the closing, but prior to or on the third anniversary of the closing, 130%, (iv) if any applicable redemption date occurs after the third anniversary of the closing, but prior to or on the fourth anniversary of the closing, 145%, and (v) if any applicable redemption date occurs after the fourth anniversary of the closing, 160%, plus, in each case, a pro rata portion of the increase in the value of the shares of Common Stock repurchased with the proceeds of the offering of the Series A Preferred Stock as of the applicable redemption date, as set forth in the Certificate of Designation.

The redemption price will be payable in cash or, subject to certain limitations, in shares of Common Stock or any combination of cash and shares of Common Stock, at the Company’s election.

Holders of the Series A Preferred Stock will generally not be entitled to vote on any matter required or permitted to be voted upon by the shareholders of the Company. However, certain matters will require the approval of the holders of not less than the majority of the aggregate Liquidation Preference of the outstanding Series A Preferred Stock, voting as a separate class, including (1) the incurrence or issuance by the Company of certain indebtedness or shares of senior equity securities, (2) certain restricted payments by the Company, (3) certain consolidations, amalgamations or merger transactions involving the Company, (4) certain amendments to the organizational documents of the Company, (5) the incurrence of indebtedness or preferred equity securities by certain subsidiaries of the Company and (6) certain business activities of the Company.

The foregoing descriptions of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Purchase Agreement, the Company has agreed to sell to the Purchaser up to 50,000 shares of Series A Preferred Stock. The offer and sale of the shares of Series A Preferred Stock through the Purchase Agreement are being made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. Any shares of Common Stock payable as dividends on or the redemption price for the Series A Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Purchase Agreement, the Company issued 25,000 shares of Series A Preferred Stock to the Purchaser in connection with the Closing. A summary of the rights, preferences and privileges of the Series A Preferred Stock is set forth in Item 1.01 above, which is incorporated herein by reference. Each share of Series A Preferred Stock issued to the Purchaser pursuant to the Purchase Agreement has the powers, designations, preferences, and other rights of the Series A Preferred Stock as are set forth in the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information set forth in Item 1.01 and Item 3.03 above relating to the issuance and sale of the Series A Preferred Stock and the Certificate of Designation is incorporated herein by reference. The Certificate of Designation establishes the powers, designations, preferences, and other rights of the Series A Preferred Stock and became effective upon filing with the Secretary of State of the State of Delaware on May 16, 2022.

Item 8.01.	Other Events.

On May 17, 2022, the Company issued a press release announcing that, on May 14, 2022, the Company’s board of directors authorized and approved a share repurchase program pursuant to which the Company may repurchase up to $50 million in aggregate of shares of the Company’s common stock, par value $0.0001 per share, with the authorization to expire on May 31, 2024.

Stock repurchases under this program will be made from time to time, on the open market, in privately negotiated transactions or by other methods, at the discretion of the management of the Company and in accordance with the limitations set forth in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and other applicable legal requirements. The timing of the repurchases will depend on market conditions and other requirements. The Company currently anticipates the share repurchase program will extend over a two-year period, or such shorter period if $50 million in aggregate of shares have been repurchased.

The share repurchase program does not obligate the Company to repurchase any dollar amount or number of shares, and the program may be extended, modified, suspended, or discontinued at any time.

A copy of the press release announcing the share repurchase program is attached hereto as Exhibit 99.1.

The forward-looking statements contained in this Form 8-K (including the exhibits thereto) are qualified by the information contained under the heading “Forward-Looking Statements” in the press release furnished as Exhibit 99.1 hereto.

The information contained in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Certificate of Designation of the Series A Preferred Stock.

10.1	Purchase Agreement, dated May 13, 2022, by and among PLBY Group, Inc. and the Purchaser.*

99.1	Press Release dated May 17, 2022.

*Certain schedules and/or exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLBY GROUP, INC.

	By:	/s/ Chris Riley
		Name:	Chris Riley
Date: May 17, 2022		Title:	General Counsel and Secretary